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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12917 and 333-89613) pertaining to the 1996 Employee Stock Purchase Plan and the Stock Incentive Plan of Sento Corporation of our report dated April 23, 2003, with respect to the consolidated financial statements of Sento Corporation included in the Annual Report (Form 10-KSB) for the year ended March 31, 2003.

Salt Lake City, Utah
June 26, 2003

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Consent of Independent Auditors